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                                                                     Exhibit 2.2


                       AMENDMENT TO ACQUISITION AGREEMENT

         THIS AMENDMENT, made this 31st day of July, 2000 by and among M.A. Hanna Company, a Delaware corporation having its principal place of business at 200 Public Square, Suite 36-5000, Cleveland, Ohio 44114; Cadillac Plastic Group, Inc., a Michigan corporation having its principal place of business at 2855 Coolidge Road, Suite 300, Troy, MI 48007 and a wholly-owned direct subsidiary of M.A. Hanna; Cadillac Plastic (Canada), Inc., a corporation formed and existing under the laws of the Province of Ontario having its principal place of business at 91 Kelfield St., Rexdale, Ontario M9W 5A4, Canada, and a wholly-owned direct subsidiary of CPG; RA Products, Inc., a Michigan corporation having its principal place of business at 2855 Coolidge Road, Suite 300, Troy, MI 48007 and a wholly-owned direct subsidiary of CPG; General Electric Company, a New York corporation, acting by and through its GE Plastics business unit, having its principal place of business at One Plastics Avenue, Pittsfield, Massachusetts 01201; and ABS Holding (Reg. No. 00156810), a company incorporated under the laws of England and Wales having its registered office at Old Hall Road, Sale, Cheshire M33 2HG, England and an indirect, wholly-owned subsidiary of GE,

                                   WITNESSETH:

         WHEREAS, the parties hereto are parties to a certain Acquisition Agreement dated as of May 10, 2000 (the "Agreement"); and

         WHEREAS, the parties desire to make certain amendments to the Agreement and to set forth certain other agreements relating thereto;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereby act and agree as follows:

                             ARTICLE I - DEFINITIONS

         Section 1.01 DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified in the Agreement, including Exhibit A attached thereto.

                             ARTICLE II - AMENDMENTS

         Section 2.01 AMENDMENTS TO THE AGREEMENT. (a) The Agreement is hereby amended by:

             (i) deleting the term "Cadillac Name Licenses" from the third line of clause (f) of Section 2.01, and replacing it with "Consent Agreement";

             (ii) deleting the term "One Hundred Seven Million U.S. Dollars ($107,000,000)" from the ninth line of
                        Section 4.01(b) and replacing it with "Ninety-Nine



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                        Million Two Hundred Forty-Three Thousand Seven
                        Hundred Forty-Seven U.S. Dollars ($99,243,747)" to account for the deduction from the Purchase Price of the amount of $7,756,253 pursuant to Section 7.03(g) of the Agreement;

            (iii) deleting the term "Cadillac Name Licenses" from the third line of Section 7.01(b)(i), and replacing it with "Consent Agreement";

             (iv)       Inserting the following new sentence at the end of
                        Section 7.01(b)(ii):

                                          Not in limitation of the foregoing,
                                 in the event that accounts represented by account numbers 21-01017 and 02-00417 in the name of CP Canada at the Canadian Imperial Bank of Commerce are not assigned to Buyers on the Closing Date, CP Canada agrees to hold any and all funds coming into such accounts on or after the Closing Date for the sole benefit of Buyers and to distribute moneys therefrom as directed by Buyers.

             (v) Deleting the definition of "Cadillac Name Licenses" from Exhibit A to the Agreement, and inserting the following new definition:

                                          "CONSENT AGREEMENT" means an
                                 agreement, dated on or prior to the Closing
                                 Date by and among CPG and the Rohm Joint
                                 Venture Companies, relating to the continued use of certain Cadillac names and a certain Cadillac logo by the Rohm Joint Venture Companies after the Closing.

             (vi) replacing the existing definition of "Initial Net Worth in Exhibit A to the Agreement with:

                                          "INITIAL NET WORTH" means
                                 Eighty-Seven Million Four Hundred Thirty-Eight Thousand U.S. Dollars ($87,438,000).;

            (vii) deleting clause (11) from the definition of "Transaction Documents" in Exhibit A to the Agreement, and replacing it with:

                                          (11) The Consent Agreement, unless
                                 it shall have been executed by CPG and the Rohm Joint Venture Companies prior to the Closing Date;

            (viii) deleting Annex B to Exhibit D to the Agreement, and replacing it with a new Annex B in the form attached to this Amendment;

             (ix)       inserting the following new paragraph at the end of
                        Section 2 of Exhibit L to the Agreement:

                                          (d) Notwithstanding the assumption
                                 of such employee retention agreements, the employees listed above, if they are in the



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                                 employ of Sellers on the Closing Date, shall
                                 become Leased Employees, and shall be subject to the provisions hereof, and in the Transition Agreement, relating to Leased Employees. If Buyers request Sellers to remove any employee listed above as a service provider during the Employee Lease Period and that employee becomes entitled to any payment under his retention agreement, Sellers shall make such payment directly to the employee. In all other respects, the provisions of Section 2(b) above shall control.;

             (x) inserting the following at the beginning of the second sentence of Section 3(b) of Exhibit L to the Agreement:
                        "Subject to Sections 2(b) and 2(d) above, which shall control in the event of any conflict,";

             (xi) inserting the following after the word "Agreement" where it appears in the final line of Section 3(e) of Exhibit L to the Agreement: ", including, without limitation, Sections 2(b) and 2(d) above,";

            (xii)       inserting the following new paragraph at the end of
                        Section 4 of Exhibit L to the Agreement:

                                 (g) M.A. Hanna and Sellers represent and
                        warrant to Buyers that all CPG employees who, as of the Transfer Date, have reached the age of fifty-five (55) years and have at least ten (10) years of service (as that term is defined in M.A. Hanna's retiree medical coverage benefit program) will be entitled to participate in M.A. Hanna's retiree medical coverage benefit program. Such employees may elect to participate in M.A. Hanna's retiree medical coverage benefit program, pursuant to its terms and conditions, at any time after they have met the eligibility requirements of such program.

         Section 2.02 EFFECTIVENESS OF AMENDMENTS. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Unless otherwise specified, the amendments made hereby shall be effective from and after the execution and delivery of this Amendment. This Amendment constitutes a Transaction Document.

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         WITNESS the execution hereof as an instrument under seal as of the date first above written.

M.A. HANNA COMPANY                           CADILLAC PLASTIC GROUP, INC.


By:/s/John S. Pyke, Jr.                      By:  /s/Francis G. Titas
  -----------------------------                   ---------------------------
Name: John s. Pyke, Jr.                      Name: Francis G. Titas
      -------------------------                    --------------------------
Title: Vice President, General               Title: Vice President & Assistant
       Counsel & Secretary                          Secretary
       ------------------------                     -------------------------


CADILLAC PLASTIC (CANADA), INC.              RA PRODUCTS, INC.


By:/s/Francis G. Titas                       By: /s/John S. Pyke, Jr.
   ----------------------------                  ---------------------------
Name: Francis G. Titas                       Name: John S. Pyke, Jr.
      -------------------------                    --------------------------
Title: Assistant Secretary                   Title: Vice President and Secretary
       ------------------------                     -------------------------



GENERAL ELECTRIC COMPANY                     ABS HOLDING

By: /s/ Gary L. Rogers                       By: /s/ Gary L. Rogers
    ---------------------------                  -----------------------------
    Gary L. Rogers                               Gary L. Rogers
    President and Chief Executive Officer        President and Chief Executive
    GE Plastics                                  Officer GE Plastics
                                                 As Attorney-in-Fact

GEP Legal/Trans:LJB
Bedrock Amendment



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